QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 21

LIST OF THE SUBSIDIARIES OF THE COMPANY
(Jurisdiction of incorporation as noted in parenthesis)

        The direct and indirect subsidiaries of Walter Industries, Inc. are:

1.
Homes Holdings Corporation (DE)

a.
Jim Walter Homes, Inc. (FL) (a subsidiary of Homes Holdings Corporation)

i.
Walter Home Improvement, Inc. (FL) (a subsidiary of Jim Walter Homes, Inc.)

ii.
Neatherlin Homes, Inc. (TX) (a subsidiary of Jim Walter Homes, Inc.)

iii.
Dream Homes (USA), Inc. TX (a subsidiary of Jim Walter Homes, Inc.)

iv.
Dream Homes, Inc. (TX) (subsidiary of Jim Walter Homes, Inc.)

v.
Crestline Homes, Inc. (NC) (a subsidiary of Jim Walter Homes, Inc.)

2.
Vestal Manufacturing Company (DE)

3.
Sloss Industries Corporation (DE)

4.
SP Machine Inc. (formerly Southern Precision Corporation) (DE)

5.
Mid-State Holdings Corporation (DE)

a.
Mid-State Homes, Inc. (FL) (a subsidiary of Mid-State Holdings Corporation)

i.
Mid-State Trust IV (a business trust owned by Mid-State Homes, Inc.)

ii.
Mid-State Trust VI (a business trust owned by Mid-State Homes, Inc.)

iii.
Mid-State Trust VII (a business trust owned by Mid-State Homes, Inc.)

iv.
Mid-State Trust VIII (a business trust owned by Mid-State Homes, Inc.)

v.
Mid-State Trust IX (a business trust owned by Mid-State Homes, Inc.)

vi.
Mid-State Trust X (a business trust owned by Mid-State Homes, Inc.)

vii.
Mid-State Trust XI (a business trust owned by Mid-State Homes, Inc.)

b.
Mid-State Capital Corporation (DE)

6.
United States Pipe and Foundry Company, Inc. (AL)

7.
Jefferson Warrior Railroad Company, Inc. (AL)

8.
Jim Walter Computer Services, Inc. (DE)

9.
Land Holdings Corporation (DE)

a.
Walter Land Company (DE) (a subsidiary of Land Holdings Corporation)

10.
J.W.I. Holdings Corporation (DE)

a.
J.W. Walter, Inc. (DE) (a subsidiary of J.W.I. Holdings Corporation)

11.
Hamer Properties, Inc. (WV)

12.
Best Insurors, Inc. (FL)

13.
Cardem Insurance Co., Ltd. (Bermuda)

14.
Coast to Coast Advertising, Inc. (FL)

15.
United Land Corporation (DE)

16.
Dixie Building Supplies, Inc. (FL)

17.
Jim Walter Resources, Inc. (AL)

a.
Black Warrior Transmission Corp. (50% owned by Jim Walter Resources, Inc.)

b.
Black Warrior Methane Corp. (50% owned by Jim Walter Resources, Inc.)

18.
Walter International Sales, Inc. (Barbados, W.I.)

19.
Applied Industrial Materials Luxembourg, S.A. (Luxembourg)

20.
Walter Mortgage Company (DE)

21.
Walter Services of Alabama, Inc. (AL)

        The names of particular subsidiaries may have been omitted if the unnamed subsidiaries, considered in the aggregate as a single subsidiary, would not constitute a significant subsidiary as of December 2003.

QuickLinks

  EXHIBIT 21